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                                                                    Exhibit 10.5
                                                                   EXHIBIT F


                               INSURANCE MATTERS


     This Agreement, dated as of __________, 2000, between APPLIED POWER INC., a Wisconsin corporation, with offices at 6101 N. Baker Road, Milwaukee, WI 53209 ("API"), and APW LTD., a Bermuda corporation, with offices at N22 W23685 Ridgeview Parkway West, Waukesha, Wisconsin 53188-1013 ("APW"), shall govern the rights and obligations of API and APW with respect to various pre-existing contracts insuring API and its subsidiaries and covering risks associated with, or arising out of, the assets, business or operations of the electronics and enclosure business (the "Electronics Business") of the corporations and other entities listed on Schedule 1 hereto, as described in the General Assignment, Assumption and Agreement Regarding Litigation, Claims and Other Liabilities of even date herewith between the parties (the "Assignment Agreement"). The term "API" when used in this Agreement means Applied Power Inc. and its subsidiaries, excluding the Electronics Business. The term "APW" when used in this agreement means APW and its subsidiaries listed on Schedule 1, which generally constitute the Electronics Business. After the spin-off described below, API will own and operate its industrial business.

     WHEREAS, API has transferred to APW, effective as of __________, 2000 (the "Effective Date"), certain API assets related to API's worldwide electronics, enclosure and related products business conducted by the Electronics Business in accordance with the terms of the Contribution Agreement, Plan and Agreement of Reorganization and Distribution (the "Contribution Agreement") of even date herewith, including, without limitation, the development, production, manufacture, marketing, use, storage, distribution, disposal and sale of certain electronics and enclosure and related products and the various real property assets used in the business (all of which shall be referred to collectively as the "Electronics Business.")

     WHEREAS, prior to the transfer, API obtained various policies of insurance, listed on Exhibit 1.2 hereto (the "Policies"), covering, among other things, risks associated with, or arising out of, the assets, business or operations of the Electronics Business.

     WHEREAS, the Policies may provide coverage in a number of areas, including, without limitation: automobile liability; comprehensive and general liability; employer's liability; fiduciary liability, directors and officers liability and excess liability; including liabilities under the owner controlled insurance program.

     WHEREAS, without relinquishing its rights as an owner of, and insured under, the Policies, API now wishes to permit APW to share certain of API's benefits, and APW wishes to assume certain of API's responsibilities, under the Policies.
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     NOW THEREFORE, in consideration of the mutual promises contained in this document, the parties agree that:

     1.   Insurance Coverage.

          1.1. API shall continue at all times as owner of, and beneficiary under, the Policies, and this Agreement shall not be considered as an attempted assignment of the Policies or as a contract of insurance.

          1.2. The Policies which are listed on related Exhibit 1.2 were obtained by API at various times prior to the date of this Agreement and may cover risks associated with, or arising out of, the Electronics Business. API does not warrant that related Exhibit 1.2 contains or will contain an accurate or complete list of the insurance potentially available to cover the Electronics Business, and states only that it has compiled the list to the best of its abilities based on currently available information. API shall have no obligation to undertake any further search of its records, or the records of any third parties, to seek additional policies or information about policies not found on the exhibit. However, each party agrees that it will share with the other any information it gathers about additional policies, and that such additional policies which are found potentially to provide coverage for risks associated with the Electronics Business shall be subject to the provisions of this Agreement as if listed on related Exhibit 1.2 and shall be deemed within the definition of Policies.

          1.3. API does not warrant that the Policies or any other policies of insurance provide any coverage to APW or API generally, or with respect to any particular risk.

          1.4. With respect to coverages after the Effective Date, API shall have no obligation to continue in force the Policies or any other policy of insurance and may cease to continue in force any policy of insurance without notice to APW and API will be entitled to receive any refund of proceeds or policy premium thereof. After the Effective Date, APW shall be solely responsible for obtaining and maintaining all policies of insurance covering its business and other activities after such date.

     2.   Pending Insured Litigation.

          2.1. APW has compiled Exhibit 2.1 which contains a list of the litigation, if any, allegedly associated with, or arising out of, the Electronics Business prior to the date of this Agreement for which APW believes there may be insurance coverage under the Policies. This litigation together with all threatened litigation and claims arising out of the Electronics Business shall be referred to as "Pending Insured Litigation." APW does not warrant that this exhibit will contain an accurate or complete list of the Pending Insured Litigation, and states only that it has compiled and will compile the list to the best of its abilities based on currently available information. Additional litigation and threatened litigation determined by APW at a later date as having been omitted from the exhibit shall be subject to this Agreement as if listed on the exhibit and shall be deemed included within the definition of litigation or threatened litigation.

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          2.2.   With respect to Pending Insured Litigation, API states to the best of its knowledge that all appropriate insurance carriers have been or will be placed on notice in a timely fashion, as or if required by the terms of the Policies.

     3.   New Insured Litigation.

          3.1. The parties acknowledge that after the Effective Date there may be further litigation or other claims made, filed, commenced or threatened against APW or API allegedly associated with, or arising out of, the Electronics Business ("New Insured Litigation").

          3.2. APW shall notify API of any New Insured Litigation which may be covered under API's insurance policies and Mr. Andrew Lampereur, an API employee, shall be responsible for notifying any appropriate insurance carriers.

          3.3. Except as provided in Paragraph 3.2 above, APW shall be solely responsible for notifying all appropriate insurance carriers providing coverage to APW or for the activities and operations of the Electronics Business, if any, regarding New Insured Litigation and all other litigation and claims, except in cases where the insurance carriers have refused in writing to deal directly with APW, in which case APW shall promptly notify API. APW shall notify API of any litigation and claims APW has submitted to API's insurers. APW also shall notify API promptly if it appears that New Insured Litigation may involve the assets, business or operations of API.

     4.   Case Handling and Cooperation.

          4.1. APW agrees that it shall notify, report to, and cooperate fully with the insurance carriers and API with respect to Pending Insured Litigation and New Insured Litigation as though APW were the named insured under the policies of insurance.

          4.2. The parties acknowledge that APW has been designated the case handler for all Pending Insured Litigation and, likewise, may be designated by API as the case handler for all New Insured Litigation, under the terms of the Assignment Agreement.

          4.3. API will notify the insurance carriers issuing the Policies of the terms of this Agreement and the Contribution Agreement and the Assignment Agreement and will request that the insurance carriers deal directly with APW, as case handler regarding the management of any Pending Insured Litigation and any New Insured Litigation.

          4.4. In the event that an insurance carrier shall refuse or fail to deal directly with APW, APW shall continue as case handler and API shall provide reasonable support to APW in communicating with the insurance carrier.

          4.5. In the event APW wishes to commence an action against an insurance carrier for failure to provide defense or indemnification for Pending Insured Litigation or New Insured Litigation under one or more of the Policies, it shall not do so without informing API. After notice

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APW may prosecute such an action in the name of API, in which case APW shall bear all expenses of the litigation and shall hold API harmless from any costs of such litigation, including without limitation fees, expenses, charges, awards of any type or judgments which may be assessed against API. API's consent to the prosecution of such an action will not be withheld or delayed unreasonably.

     5.   Payment of Costs and Proceeds.

          5.1. To the extent that an insurance carrier pays API for all or any portion of the costs of defense of, or pays all or any portion of the amounts in settlement of, or in satisfaction of a judgment for, Pending Insured Litigation or New Insured Litigation, for which APW provided API with defense and indemnification as required by the Assignment Agreement, API shall pay over (or cause such sums to be paid over) to APW or for its benefit such sums in excess of API's own reasonable expenses and costs within thirty days of their receipt.

          5.2. If APW fails to defend and indemnify API for a Pending Insured Litigation matter or New Insured Litigation matter as required under the Assignment Agreement, API shall have no obligation to pay over to APW any portion of the payments received with respect to that matter from the insurance carriers; however, receipt of such payments by API shall not relieve APW of its obligations to defend or indemnify API to the extent such proceeds are insufficient to meet APW's obligations.

          5.3. It is understood between the parties that APW's obligation to defend, indemnify, save and hold harmless API under the Assignment Agreement shall arise at a time specified in that Agreement which will often be prior to the time insurance proceeds will be available. Furthermore, it is agreed that, ultimately, the right to a defense and indemnification under the Assignment Agreement applies only insofar as it is not covered by insurance. Therefore, the parties acknowledge that APW's obligation to provide a defense and indemnification under the Assignment Agreement shall not be delayed pending the results of any claims made under insurance policies and that API and APW shall account between themselves at the conclusion of a matter if any financial adjustments are required due to the receipt of such proceeds.

          5.4. To the extent a non-claim specific deductible applies, the parties agree that the deductible will be allocated proportionately among APW and API based upon the total amount claimed by each party in any respective insurance period.

     6.   Dispute Resolution.

          6.1. In an effort to resolve informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, a party shall first notify the other of any difference or dispute under this Agreement that requires resolution. API and APW each shall designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after

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notification (or such longer period as may be agreed to expressly by the parties), the matter shall be submitted to a senior officer of API and APW, respectively, for consideration.

          6.2. If settlement cannot be reached through the efforts of the senior officers within an additional 30 days, or such longer time period as they shall agree upon, the parties shall consider mediation, arbitration or other alternative means to resolve the dispute. If they are unable to agree on an alternative dispute resolution mechanism, either party may initiate legal proceedings to resolve the matter.

     7.   Notices.

          7.1. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery of them shall be deemed to have been duly made if actually delivered, or if mailed by first class or certified mail, postage prepaid, or by air express service, with charges prepaid. Except for notices to insurance carriers under Section 3.2 and 3.3 and for bills and payments under Section 6 of this Agreement, all notices and communications shall be addressed as follows:

                 If to API:          APPLIED POWER INC.
                                     6101 N. Baker Road
                                     Milwaukee, WI 53209
                                     Attention: __________

                 If to APW:          APW LTD.
                                     N22 W23685 Ridgeview Parkway West
                                     Waukesha, Wisconsin 53188-1013
                                     Attention: __________

          7.2. Either party may by written notice so delivered to the other, change the address to which future delivery shall be made.

     8.   Amendment and Non-Waiver.

          8.1. This Agreement may not be altered or amended, nor any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver.

          8.2. No waiver of any term, provision or condition of this Agreement or failure to exercise any right, power or remedy or failure to enforce any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition or enforcement right of this Agreement or deemed to be an impairment of any right, power or remedy or acquiescence to any breach.

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     9.   Miscellaneous.

          9.1. Governing Law. This Agreement and the transactions it contemplates shall be construed in accordance with, and governed by, the internal laws of the State of Wisconsin.

         9.2. Entire Agreement. This Agreement and the Contribution Agreement and the other agreements executed and delivered thereunder constitute the entire understanding of the parties with respect to their subject, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

          9.3. Parties In Interest. Neither party may assign its rights or delegate any of its duties under this Agreement without prior written consent of the other. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies.

          9.4. Reformation and Severability. If any provision of this Agreement shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such a provision cannot be reformed, such provision shall be severed from this Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

          9.5. Titles and Headings. All titles and headings have been inserted solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

          9.6 Conflict. In the event of conflict between this Agreement and the Contribution Agreement or any agreement, schedule, exhibit, or annex thereto, this Agreement, to the extent any part specifically covers a matter, shall control; provided that any specific matters covered in the Employee Benefits and Compensation Agreement, dated __________, 2000 will control over any conflicting provisions of this Agreement.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of this _____ day of __________, 2000.

                                     APPLIED POWER INC.


                                     By: _____________________________________
                                         President and Chief Executive Officer


                                     APW LTD.


                                     By: _____________________________________
                                         President and Chief Executive Officer

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